Exhibit 99.1

Investor Relations:
John Lawlor
613-738-3503
john.lawlor@cognos.com

Media Contacts:
Sean Reid
Cognos, 613-738-1440
Sean.reid@cognos.com

Kristen Orfanos
LP&P, 781-782-5852
Kristen_Orfanos@lpp.com

Cognos® Reports First Quarter Financial Results

— Cognos 8 BI delivers $43.5 million in license revenue —

Ottawa, ON & Burlington, MA, July 21, 2006 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars), the world leader in business intelligence (BI) and performance management solutions, today announced financial results for its first quarter of fiscal year 2007, ended May 31, 2006.

Revenue for the first quarter was $217.0 million, compared with $200.1 million for the same period last fiscal year. License revenue was $73.7 million, compared with $71.1 million in the first quarter of last fiscal year.

Net income on a U.S. GAAP basis in the quarter was $14.5 million or $0.16 per diluted share, compared with $20.4 million or $0.22 per diluted share for the same period last fiscal year. Net income on a non-GAAP basis (excluding amortization of acquisition-related intangible assets and stock-based compensation expense) for the quarter was $19.8 million or $0.22 per diluted share, compared with $25.0 million or $0.27 per diluted share for the same period last fiscal year.

First quarter non-GAAP results differ from results measured under U.S. GAAP as they exclude $1.1 million and $4.1 million of amortization of acquisition-related intangible assets and stock-based compensation expense, net of taxes, respectively. A reconciliation of U.S. GAAP to non-GAAP results is included at the end of this press release.

First Quarter Highlights:

•	Cognos 8 license revenue of $43.5 million in the first quarter

•	13 contracts greater than $1 million, compared to 6 for the same period last year

•	Enterprise software veteran Les Rechan appointed COO

•	Announces new Cognos Go! search service and strategic partnerships with enterprise search software leaders Autonomy, Fast, Google and IBM

•	Strong balance sheet performance – First quarter operating cash flow of $72.6 million; Days sales outstanding (DSOs) for accounts receivable were 58 days; $610.2 million in cash, cash equivalents, and short-term investments as of the end of the quarter

“I am pleased with our first quarter results,” said Cognos president and chief executive officer Rob Ashe. “Cognos 8 delivered another strong quarter. It has now achieved more than $100 million in cumulative revenue in just over two quarters of general availability.”

“We are pleased to have the recent SEC staff review completed, eliminating the associated uncertainty for our customers and shareholders,” continued Mr. Ashe. “I am confident in our business prospects and strategy moving forward.”

Business Outlook

The company’s outlook for the second quarter and full fiscal year 2007 assumes no significant changes in the economy, a business intelligence and performance management market growth rate of approximately 7 percent, a U.S. GAAP tax rate of 24% and a Canadian dollar of $0.88 U.S. and a Euro of $1.27 U.S. for the year. This outlook includes incremental costs associated with the company’s efforts to complete the SEC review of $0.02 in both the second quarter and full fiscal year.

Management offers the following outlook for the second quarter of fiscal year 2007 ending August 31, 2006:

•	Revenue is expected to be in the range of $220 million to $228 million

•	U.S. GAAP diluted earnings per share are expected to be in the range of $0.16 to $0.20

•	Non-GAAP diluted earnings per share are expected to be in the range of $0.22 to $0.26

Expected non-GAAP diluted earnings per share for the quarter ending August 31, 2006 exclude approximately $1.1 million of amortization of acquisition-related intangible assets and approximately $4.9 million of stock-based compensation expense, which is an increase of approximately $0.06 per share, after the effect of taxes.

Management offers the following outlook for the full fiscal year 2007 ending February 28, 2007:

•	Revenue is expected to be in the range of $950 million to $970 million

•	U.S. GAAP diluted earnings per share are expected to be in the range of $1.15 to $1.22

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.43 to $1.50

Expected non-GAAP diluted earnings per share for fiscal year 2007 ending February 28, 2007, exclude approximately $4.5 million of amortization of acquisition-related intangible assets and approximately $21.0 million of stock-based compensation expense, which is an increase of approximately $0.28 per share, after the effect of taxes.

Cognos management will host a Webcast and conference call to present results for the first quarter of fiscal year 2007 and business outlook at 8:15 a.m. Eastern Time, today, July 21, 2006.

The conference call may be accessed at 800-366-8058 for North America and 416-640-1907 outside North America. The Webcast and archive may be accessed at http://www.cognos.com/company/investor/events/fy07q1. A replay of the conference call may be accessed at 416-640-1917 until Friday, August 4, 2006 at 11:59 p.m. Eastern Time. The passcode for the replay is 21197580#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information (including those in the section entitled “Business Outlook”) are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, the company’s expectations with respect to revenue and earnings per share (on both a GAAP and non-GAAP basis) for the second quarter of fiscal year 2007 and the full fiscal year 2007; the assumptions set out in the “Business Outlook” including those relating to the economy, the growth rate for the business intelligence and performance management markets, U.S. GAAP tax rate, the exchange rate for the Canadian dollar and Euro in U.S. currency, the impact of amortization of acquisition-related intangible assets and stock-based compensation on earnings per share; the impact of incremental costs associated with the company’s efforts to complete the SEC review in both the second quarter and full fiscal year; and other matters. Certain assumptions were applied in making the forward-looking statements, such as the business outlook, and material assumptions are set out above in the section entitled “Business Outlook”.

These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the impact on Cognos’ business of the delay in filing its annual and quarterly reports; Cognos’ transition to Cognos 8 and customer acceptance and implementation of Cognos 8; a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel (including sales personnel) and its ability to manage changes and transitions in management/other key personnel; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the impact of the implementation of SFAS No. 123R; the company’s ability to develop, introduce and implement new products as well as enhancements or improvements for existing products that respond to customer/product requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; the company’s ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s quarterly and annual operating results; fluctuations in the company’s tax exposure; the impact of natural disasters on the overall economic condition of North America; unauthorized use or misappropriation of the company’s intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the company’s ability to identify, pursue, and complete acquisitions with desired business results; the existence of regulatory barriers to integration; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; as well as the risk factors discussed in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the SEC and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions — How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Use of non-GAAP Financial Measures:

Cognos management utilizes certain non-GAAP measures to evaluate its performance, including the impact of business acquisitions on Cognos’ results of operations.  In addition, Cognos discloses non-GAAP measures of net income and earnings per share to investors and securities analysts to enable them to, among other things, more accurately compare our performance against their financial models and similar companies in its industry many of which present similar non-GAAP measures. Non-GAAP measures should not be considered an alternative to measurements required by US GAAP, such as net income and earnings per share and should not be considered measures of our liquidity. Non-GAAP measures may not be comparable to non-GAAP information provided by other issuers in its industry or in other industries.

Cognos, the Cognos logo and Cognos 8 are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY 2006				FY 2007

	Q1	Q2	Q3	Q4	Q1

Total License Revenue ($000s)	71,146	78,649	75,510	117,942	73,735

Year-Over-Year License Revenue Growth	8%	4%	(18)%	(9)%	4%

Geographic Distribution:
Total Revenue ($000s)
Americas	115,516	122,593	122,171	147,560	129,913
Europe	66,461	67,596	72,972	87,474	72,225
Asia/Pacific	18,098	21,853	17,111	18,095	14,902

% of Total
Americas	58%	58%	58%	58%	60%
Europe	33%	32%	34%	35%	33%
Asia/Pacific	9%	10%	8%	7%	7%

Year-Over-Year Revenue Growth – Total
Americas	10%	11%	1%	5%	12%
Europe	21%	17%	5%	(7)%	9%
Asia/Pacific	31%	28%	(12)%	(14)%	(18)%

Pro Forma Year-Over-Year Revenue Growth – In Local Currency
Americas	9%	10%	0%	3%	11%
Europe	17%	17%	14%	4%	11%
Asia/Pacific	26%	22%	(10)%	(9)%	(15)%

Orders (License, Support, Services)
> $ 1M	6	9	7	18	13
> $200K	104	124	115	242	118
> $ 50K	668	754	737	1,241	728

Average Selling Price (License Orders Only) ($000s)
> $ 50K	175	172	157	192	186

New vs Existing License Revenue – % of Total
New	32%	31%	29%	27%	29%
Existing	68%	69%	71%	73%	71%

Channel – License Revenue – % of Total
Direct	68%	74%	72%	77%	70%
Third Party	32%	26%	28%	23%	30%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	496,036	501,252	483,259	551,002	610,184
Days sales outstanding	63	60	66	77	58
Total employees	3,408	3,453	3,566	3,574	3,622

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three months ended May 31,
	2006	2005

Revenue
Product license	$ 73,735	$ 71,146
Product support	100,181	88,505
Services	43,124	40,424

Total revenue	217,040	200,075

Cost of revenue
Cost of product license	1,757	1,222
Cost of product support	11,227	8,996
Cost of services	37,516	32,297

Total cost of revenue	50,500	42,515

Gross margin	166,540	157,560

Operating expenses
Selling, general, and administrative	117,592	105,715
Research and development	33,279	29,765
Amortization of acquisition-related intangible assets	1,701	1,637

Total operating expenses	152,572	137,117

Operating income	13,968	20,443
Interest and other income, net	5,011	2,780

Income before taxes	18,979	23,223
Income tax provision	4,441	2,851

Net income	$ 14,538	$ 20,372

Net income per share
Basic	$0.16	$0.22

Diluted	$0.16	$0.22

Weighted average number of shares (000s)
Basic	89,893	91,078

Diluted	90,825	93,897

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)
(Unaudited)

	May 31, 2006	February 28, 2006

Assets
Current assets
Cash and cash equivalents	$ 337,178	$ 398,634
Short-term investments	273,006	152,368
Accounts receivable	139,974	216,850
Income taxes receivable	5,670	1,363
Prepaid expenses and other current assets	26,044	31,978
Deferred tax assets	11,748	12,936

	793,620	814,129
Fixed assets, net	79,315	75,821
Intangible assets, net	20,507	22,125
Other assets	5,868	6,096
Deferred tax assets	6,440	6,928
Goodwill	225,709	225,709

	$1,131,459	$1,150,808

Liabilities
Current liabilities
Accounts payable	$ 27,807	$ 33,975
Accrued charges	33,429	30,799
Salaries, commissions, and related items	60,611	73,229
Income taxes payable	2,928	6,009
Deferred income taxes	5,868	4,118
Deferred revenue	233,468	246,562

	364,111	394,692
Deferred income taxes	32,735	30,344

	396,846	425,036

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital
(May 31, 2006 – 89,711,171;
February 28, 2006 – 89,826,706)	455,451	439,680
Treasury shares
(May 31, 2006 – 46,989;
February 28, 2006 – 55,970)	(1,237)	(1,563)
Retained earnings	274,703	283,168
Accumulated other comprehensive income	5,696	4,487

	734,613	725,772

	$1,131,459	$1,150,808

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three months ended May 31,
	2006	2005

Cash flows from operating activities
Net income	$ 14,538	$ 20,372
Non-cash items
Depreciation and amortization	7,240	7,165
Stock-based compensation	5,157	4,082
Deferred income taxes	5,181	(3,827)
Loss on disposal of fixed assets	139	87

	32,255	27,879
Change in non-cash working capital
Decrease in accounts receivable	81,140	46,835
Increase in income taxes receivable	(4,307)	(2,001)
Decrease in prepaid expenses and other current assets	6,891	1,423
Decrease in accounts payable	(7,027)	(8,043)
Increase (decrease) in accrued charges	1,600	(8,003)
Decrease in salaries, commissions, and related items	(14,825)	(36,133)
Decrease in income taxes payable	(3,355)	(15,942)
Decrease in deferred revenue	(19,732)	(10,825)

Net cash provided by (used in) operating activities	72,640	(4,810)

Cash flows from investing activities
Maturity of short-term investments	112,615	127,925
Purchase of short-term investments	(232,636)	(101,983)
Additions to fixed assets	(6,371)	(4,756)
Additions to intangible assets	(326)	(245)
Decrease in other assets	269	245
Acquisition costs, net of cash and cash equivalents	—	131

Net cash provided by (used in) investing activities	(126,449)	21,317

Cash flows from financing activities
Issue of common shares	12,935	11,784
Repurchase of shares	(24,998)	(25,254)

Net cash used in financing activities	(12,063)	(13,470)

Effect of exchange rate changes on cash	4,416	(3,959)

Net decrease in cash and cash equivalents	(61,456)	(922)
Cash and cash equivalents, beginning of period	398,634	378,348

Cash and cash equivalents, end of period	337,178	377,426
Short-term investments, end of period	273,006	118,610

Cash, cash equivalents, and short-term investments, end of period	$ 610,184	$ 496,036

COGNOS INCORPORATED
Reconciliation of US GAAP to Non-GAAP

(US$000s except share amounts)
(Unaudited)

For the three months ended May 31, 2006

	US GAAP	Add back: Amortization of intangible assets	Add back: Stock-based compensation	Non-GAAP Results

Revenue
Product license	$ 73,735	$	$	$ 73,735
Product support	100,181			100,181
Services	43,124			43,124

Total revenue	217,040			217,040

Cost of revenue
Cost of product license	1,757			1,757
Cost of product support	11,227		(96)	11,131
Cost of services	37,516		(187)	37,329

Total cost of revenue	50,500		(283)	50,217

Gross margin	166,540		283	166,823

Operating expenses
Selling, general, and administrative	117,592		(4,304)	113,288
Research and development	33,279		(491)	32,788
Amortization of acquisition-related
intangible assets	1,701	(1,701)		—

Total operating expenses	152,572	(1,701)	(4,795)	146,076

Operating income	13,968	1,701	5,078	20,747
Interest and other income, net	5,011			5,011

Income before taxes	18,979	1,701	5,078	25,758
Income tax provision	4,441	624	931	5,996

Net income	$ 14,538	$ 1,077	$ 4,147	$ 19,762

Net income per share
Basic	$0.16	$0.01	$0.05	$0.22

Diluted	$0.16	$0.01	$0.05	$0.22

Cognos management utilizes certain non-GAAP measures to evaluate its performance, including the impact of business acquisitions on Cognos’ results of operations. In addition, Cognos discloses non-GAAP measures of net income and earnings per share to investors and securities analysts to enable them to, among other things, more accurately compare our performance against their financial models and similar companies in our industry many of which present similar non-GAAP measures. Non-GAAP measures should not be considered an alternative to measurements required by US GAAP, such as net income and earnings per share and should not be considered measures of our liquidity. Non-GAAP measures may not be comparable to non-GAAP information provided by other issuers in its industry or in other industries.

COGNOS INCORPORATED
Reconciliation of US GAAP to Non-GAAP

(US$000s except share amounts)
(Unaudited)

For the three months ended May 31, 2005

	US GAAP	Add back: Amortization of intangible assets	Add back: Stock-based compensation	Non-GAAP Results

Revenue
Product license	$ 71,146	$	$	$ 71,146
Product support	88,505			88,505
Services	40,424			40,424

Total revenue	200,075			200,075

Cost of revenue
Cost of product license	1,222			1,222
Cost of product support	8,996		(114)	8,882
Cost of services	32,297		(207)	32,090

Total cost of revenue	42,515		(321)	42,194

Gross margin	157,560		321	157,881

Operating expenses
Selling, general, and administrative	105,715		(2,870)	102,845
Research and development	29,765		(891)	28,874
Amortization of acquisition-related
intangible assets	1,637	(1,637)		—

Total operating expenses	137,117	(1,637)	(3,761)	131,719

Operating income	20,443	1,637	4,082	26,162
Interest and other income, net	2,780			2,780

Income before taxes	23,223	1,637	4,082	28,942
Income tax provision	2,851	624	461	3,936

Net income	$ 20,372	$ 1,013	$ 3,621	$ 25,006

Net income per share
Basic	$0.22	$0.01	$0.04	$0.27

Diluted	$0.22	$0.01	$0.04	$0.27

COGNOS INCORPORATED
Reconciliation of US GAAP to Non-GAAP
Diluted Earnings per Share for Business Outlook

(Unaudited)

	Three Months ending August 31, 2006	Twelve Months ending February 28, 2007

Projected US GAAP Diluted Earnings per Share	$0.16 – $0.20	$1.15 – $1.22
Plus:
Amortization of acquisition-related intangible assets	0.02	0.08
Stock-based compensation expense	0.06	0.28
Less:
Income tax effect of non-GAAP adjustments	(0.02)	(0.08)

Projected non-GAAP Diluted Earnings per Share	$0.22 – $0.26	$1.43 – $1.50